Exhibit 99.1

Unusual Machines Announces 6,700 Rotor Riot Brave F7 Flight Controllers Ordered In One Week Following Blue UAS Framework Approval

ORLANDO, FL / ACCESSWIRE / August 23, 2024 / Unusual Machines, Inc. (NYSE American: UMAC) ("Unusual Machines" or the "Company"), a supplier to the American drone industry, reports over 6,700 Rotor Riot Brave F7 Flight Controllers have been ordered since being approved and listed on the Blue UAS Framework on August 7, 2024.

The Rotor Riot Brave F7 Flight Controller is the first flight controller on the Blue UAS Framework list designed specifically for First-Person View (FPV) flight. This listing positions Unusual Machines as a provider of FPV technology to the United States Department of Defense as well as commercial customers seeking alternatives to components produced in restricted regions or in China.

“The market response has been tremendous,” said Allan Evans, CEO of Unusual Machines. “Customer demand has surprised us as the interest our components is even greater than we originally anticipated. We have listened to the feedback that price does matter, and we expect similar demand for other products in our roadmap.”

The Rotor Riot Brave F7 Flight Controller meets the performance standards required by the U.S. government, commercial enterprises, and drone enthusiasts. As the first of many American-made components planned by Unusual Machines, this aligns with the company's mission to bring drone manufacturing back to the U.S. and strengthen domestic supply chains.

“We are extremely proud of the market's positive reception of the Brave F7,” said Drew Camden, COO of Unusual Machines. “The response reflects the growing interest in American-made drone technology, particularly in FPV systems. This demand showcases the confidence our customers have in our products and the significance of the Blue UAS approval in driving innovation and growth within the drone industry.”

Unusual Machines remains focused on developing dual-use products and technology that support the American drone industry. The company looks forward to further innovations and expanding its presence in the market.

For more information about the Rotor Riot Brave F7 Flight Controller or to place an order, please visit www.RotorRiot.com or contact via purchasing@rotorriot.com.

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot e- commerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

For more information, visit Unusual Machines at https://www.unusualmachines.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future demand for our products, our development of new products and seeking to expand of our market presence, and projections and anticipated future growth of our business and the industry in which we operate. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect," and similar expressions, as they relate to us, are intended to identify forward-looking statements. The results expected by some or all of these forward-looking statements may not occur. Factors that affect these forward-looking statements include competition we face and the possibility that competitors develop and market more effective and/or less expensive alternatives to our products, our ability to obtain and maintain regulatory clearance for our products, private and government spending trends and initiatives which may among other things be adversely impacted by economic challenges such as a possible U.S. or global recession and potential adverse developments in government spending on our products and related technologies, and those risks described in the section titled "Risk Factors" contained in the Company's final Prospectus filed with the Securities and Exchange Commission on April 19, 2024. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law.

CONTACT:

CS Investor Relations

Phone: 917-633-8980

Email: investors@unusualmachines.com

SOURCE: Unusual Machines, Inc.